UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2014

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

After the close of business on August 7, 2014, PHH Corporation, a Maryland corporation (“PHH” or the “Company”) entered into two separate accelerated share repurchase agreements to repurchase an aggregate of $200 million of PHH’s common stock consisting of (i) a collared accelerated share repurchase agreement with JPMorgan Chase Bank, N.A. (“JPMorgan”) to repurchase $100 million of the Company’s common stock (the “Collared ASR Agreement”), and (ii) an a uncollared accelerated share repurchase agreement with JPMorgan to repurchase $100 million of PHH’s common stock (the “Uncollared ASR Agreement” and together with the Collared ASR, the “ASR Agreements”).  The ASR Agreements are part of PHH’s previously announced share repurchase programs. PHH is funding the ASR Agreements with cash on hand (which includes the net proceeds from the Company’s previously announced sale of its Fleet Management Services business, doing business as PHH Arval, to Element Financial Corporation).

Under the terms of the ASR Agreements, PHH will make aggregate payments of $200 million to JPMorgan (constituting a $100 million payment in respect of each of the ASR Agreements) on August 8, 2014 and on the initial share delivery date will receive from JP Morgan an initial delivery of (i) approximately 80% of PHH’s common stock that is subject to the transaction based upon the stock price at the close of business on August 7, 2014 in respect of the Uncollared ASR Agreement and (ii) a minimum number of PHH’s common stock in respect of the Collared ASR Agreement.

At the maturity of the transactions, PHH may receive a delivery of additional shares from JPMorgan or may be required either to make an additional payment to JPMorgan or deliver shares of PHH common stock to JPMorgan, depending on a calculation which takes into account the volume weighted average price of PHH’s common stock during the term of the transaction.  The specific number of shares that the Company will ultimately repurchase under the ASR Agreements will be based generally on the average of the daily volume weighted average prices of shares traded during the term of the relevant ASR Agreement less a discount and subject to adjustments pursuant to the terms and conditions of the relevant ASR Agreement.  With respect to the Collared ASR Agreement this calculation is subject to collar provisions that will establish minimum and maximum share prices.  The final settlement of each of the transactions is expected to occur no later than approximately seven months after the hedge completion date for the Collared ASR Agreement.  In each case, JP Morgan, at its option, may elect to accelerate the final settlement to an earlier date as early as five months after the hedge completion date of the Collared ASR Agreement.  The hedge completion date will be a date selected by JPM on which JPM has completed its required hedging in connection with the Collared ASR. Such hedge completion date is expected to occur within three weeks of the trade date, but will be subject to a final determination by JPMorgan.  The terms of the accelerated share repurchases under the ASR Agreements are subject to adjustment or termination if the Company were to enter into or announce certain types of material transactions or to take certain material corporate actions.

Each of the ASR Agreements contains customary terms for these types of transactions, including, but not limited to, the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery of the shares, the specific circumstances under which adjustments may be made to the transactions, the specific circumstances under which the transactions may be terminated prior to its scheduled maturity and various acknowledgements, representations and warranties made by PHH and JPMorgan, as applicable, to one another.

The foregoing description of the ASR Agreements is a summary and is qualified in its entirety by reference to the terms of the ASR Agreements, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Relationship with JP Morgan

From time to time, JPMorgan and/or its affiliates has directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with PHH for which it has received, or may receive, customary compensation, fees and expense reimbursement.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward looking-statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Such periodic reports are available in the “Investors” section of our website at http://www.phh.com and are also available at http://www.sec.gov. Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

1.02.  Termination of a Material Definitive Agreement.

On August 7, 2014 (the “Redemption Date”), as previously announced, PHH completed its optional redemption in full of the remaining outstanding $170 million principal amount of its 9¼% Senior Notes due 2016 (the “Redeemed Notes”) at a make-whole redemption price equal to the sum of the present values of the remaining scheduled payments of the principal and interest (other than accrued interest) on the Redeemed Notes.  In accordance with the terms of the Indenture, dated as of August 11, 2010, as supplemented by the First Supplemental Indenture, dated as of December 12, 2011 and the Second Supplement Indenture, dated August 20, 2013, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), pursuant to which the Redeemed Notes were issued, PHH deposited with the Trustee on the Redemption Date, for payment upon surrender of the Redeemed Notes, an amount of money sufficient to redeem all the Redeemed Notes at the make-whole redemption price of $192 million, plus accrued and unpaid interest on the Redeemed Notes to, but excluding, the Redemption Date.  As a result, PHH discharged all of its obligations under the Redeemed Notes, which were terminated and cancelled.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Master Confirmation—Collared Accelerated Share Repurchase dated August 7, 2014 between PHH Corporation and JPMorgan Chase Bank, N.A.
10.2	Master Confirmation—Uncollared Accelerated Share Repurchase dated August 7, 2014 between PHH Corporation and JPMorgan Chase Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By:	/s/ William F. Brown
Name:	William F. Brown
Title:	Senior Vice President, General Counsel and Secretary

Dated: August 8, 2014